Exhibit 99.1

PREPAID FORWARD PURCHASE AGREEMENT

This Prepaid Forward Purchase Agreement (as amended and/or restated from time to time, the “Purchase Agreement”) is made by and among Quest Patent Research Corporation, a Delaware corporation (“Quest”), MR Licensing LLC, a Texas limited liability company (“MR Licensing,” and, together with Quest collectively, “Seller, each one a “Seller Entity”), jointly and severally on the one hand, and QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC, Delaware limited liability companies (each, a “Buyer Entity,” and collectively, “Buyer”), on the other (each Seller Entity and Buyer Entity, a “Party,” and together, the “Parties”). This Purchase Agreement is effective as of April 11, 2025 (the “Effective Date”). Terms used herein but not otherwise defined shall have the meanings set forth in Schedule I and the exhibits hereto.

WHEREAS, Seller is in the business of, among other things, acquiring and monetizing patents;

WHEREAS, the purpose of this Purchase Agreement is for Buyer to provide financing to Seller for certain operating expenses and for the acquisition of certain mutually agreed patent rights (the “Patents,” which, for the avoidance of doubt, shall include all patents, patent applications and/or other related assets assigned to or acquired by or on behalf of MR Licensing or any affiliate thereof on or after the Effective Date, which, in the case of any such all patents, patent applications and/or other related assets acquired by an affiliate of MR Licensing was acquired in whole or in part with financing provided by Buyer; and Schedule V to this Purchase Agreement will be amended and/or restated from time to time to include all Patents assigned to or acquired by or on behalf of Seller or any affiliate thereof on or after the Effective Date) that Seller intends to license, enforce, or otherwise monetize (such activities, “Monetization”);

WHEREAS, in connection the financing hereunder, (i) Seller and/or certain of Seller’s Affiliates and Buyer are executing and delivering the Security Agreement (attached hereto and incorporated herein as Exhibit A) (as may be amended and/or restated from time to time, the “Security Agreement”); (ii) Seller and Buyer are executing and delivering the Patent Security Agreement (attached hereto and incorporated herein as Exhibit B) (as may be amended and/or restated from time to time, the “Patent Security Agreement”) (iii) Seller, each of Seller’s Affiliates that are parties thereto and Intelligent Partners, LLC shall enter into the Intercreditor and Subordination Agreement (in the form attached hereto and incorporated herein as Exhibit C) (as may be amended and/or restated from time to time, the “Intercreditor and Subordination Agreement”), (iv) Seller is delivering to Fabricant LLP (the “Law Firm”) the Irrevocable Letter of Instruction (in the form attached hereto and incorporated herein as Exhibit D) (as may be amended and/or restated from time to time with the consent of Buyer, the “Letter of Instruction”); and (v) Seller, Buyer and the Law Firm are executing and delivering eth Waterfall Agreement (attached hereto and incorporated herein as Exhibit E) (as may be amended and/or restated from time to time, the “Waterfall Agreement,” and, together with the Security Agreement, the Patent Security Agreement, the Intercreditor and Subordination Agreement and the Purchase Agreement, as each may be amended and/or restated from time to time, the “Investment Documents”).

WHEREAS, the Parties acknowledge and agree that licensing, litigation, and related activity is the essential activity of Seller’s business, that the Investment Documents were created because of pending and anticipated litigations, and that the Investments Documents would not have been created in substantially similar form but for those litigations.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Buyer and Seller, intending to be legally bound, hereby agrees as follows:

1. Incorporation of Recitals. The recitals set forth above are hereby incorporated into the terms of this Purchase Agreement.

2. Transfer of Investment Return. Seller agrees to pay Buyer the Investment Return set forth on Schedule II hereto (“Investment Return”). Seller hereby transfers to Buyer the portion of the Net Proceeds equal to the Investment Return and the right to receive the Investment Return (the “Transferred Interest”), and Buyer hereby accepts the transfer of the Transferred Interest from Seller, upon the terms set forth herein. For the avoidance of doubt, Buyer’s receipt of the Investment Return and the Transferred Interest does not constitute an assignment of claims or convey to Buyer any right, title, or interest in or to the Patents.

3. Payment of Purchase Price.

a.	Purchase Price. The purchase price for the Transferred Interest shall be equal to the sum of the purchase price payments that Buyer makes or causes to be made under the Purchase Agreement (the “Purchase Price,” and each such payment, a “Purchase Price Payment”). Subjects to the terms herein, Buyer shall make the Purchase Price Payments set forth in Schedule III; provided, however, that Buyer shall have no obligation to make a Purchase Price Payment arising in connection with a litigation or a campaign to monetize one or more Patents as to which a Material Adverse Event has occurred or to make any Purchase Price Payment if an Event of Default has occurred or is anticipated to occur. Buyer’s obligation to make any Purchase Price Payment, including any Operating Capital Purchase Price Payment shall be subject to the non-occurrence of any Payment Termination or Other Payment Termination. The Buyer Entities shall make Purchase Price Payments pursuant to their respective pro rata shares designated pursuant to Section 26 hereof (their respective “Allocable Percentages”).

b.	Invoicing Procedure. For each Purchase Price Payment, Seller shall electronically submit an invoice to Buyer in the form specified in Exhibit H at [***], with a copy to [***]. Seller shall submit invoices to Buyer no more than monthly, unless Buyer expressly agrees otherwise in writing or as is provided herein. With respect to payments to third parties under this Purchase Agreement, the third party shall invoice Seller, which shall review and approve the invoice before submitting it to Buyer for payment. Any invoice submitted by Seller to Buyer shall be deemed to have been approved by Seller, which, for the avoidance, of doubt hereby waives any right to subsequently challenge a requested payment for any reason. Buyer reserves the right to not reimburse any invoice submitted that Buyer deems commercially unreasonable, in its sole discretion. Buyer shall pay any properly submitted invoice received within thirty days of receipt; provided that Seller represents and warrants, in writing in connection with its request, that (a) no Material Adverse Event or Event of Default has occurred or is anticipated to occur, and (b) Seller is not contemplating an Insolvency. Event Payments to Seller shall be made via wire transfer to the account specified in Schedule IV.

c.	Maximum Investment. Notwithstanding anything to the contrary in the Investment Documents, the maximum amount that Buyer shall be obligated to pay under this Purchase Agreement shall be $[***], (the “Maximum Investment”), subject to any future amendment to increase the Maximum Investment, such as, for example, upon any additional acquisition of mutually agreeable Patents for Monetization. Other than Buyer’s obligation to make Purchase Price Payments in accordance with the terms of the Investment Documents, Buyer has no obligation to pay any fees, expenses, or other sums. For the avoidance of doubt, Buyer has no obligation to pay fees or expenses incurred by Seller or its attorneys in connection with any claim asserted by a third-party against Seller, and Buyer has no obligation to pay any settlements, judgments, or awards against Seller, including any fee award against Seller. The maximum aggregate amounts of the Operating Capital Purchase Price Payments, the Monterey Patent Acquisition Purchase Price Payment, MR Licensing Patent Enforcement Purchase Price Payments and Patent Maintenance Fee Purchase Price Payments shall not exceed the limits set forth in Schedule III.

4. Payment of Investment Return. Until Buyer has received the entirety of its Investment Return, Seller, and any Affiliate of Seller entitled to receipt of any Proceeds, shall irrevocably direct and cause each Seller’s Attorney to receive all Proceeds in connection with the Monetization of those Patents into its trust account and to pay the appropriate share of Net Proceeds to Buyer directly within five days of receipt of a distribution report approved by Buyer (“Distribution Report”), unless Buyer agrees in writing to accept a different process for payment. Buyer agrees that, except as specified in Section 7 and Section 23, the Purchase Price Payments to Seller are without recourse, meaning that all payments to Buyer under this Purchase Agreement shall be paid only if and after any Net Proceeds are received, or to be received by Seller. Seller shall have ten (10) business days from Seller’s Attorney’s receipt of Proceeds to prepare and submit the Distribution Report to Buyer for approval. Seller shall direct each Seller’s Attorney to supply Buyer with all information in its possession about any Proceeds it receives in the event that Seller does not submit a Distribution Report to Buyer with respect to such Proceeds within ten (10) business days of such Seller’s Attorneys’ receipt of such Proceeds.

5. Seller’s Representations, Warranties, Covenants, Acknowledgements, and Waivers; Indemnification. All representations, warranties, and covenants contained in the Investment Documents shall be continuous and survive the execution of this Purchase Agreement.

a.	Seller represents and warrants that, as of the Effective Date:

i.	Seller has full authority to enter into and perform the Investment Documents and to bind Seller to all of the Investment Documents’ respective terms, none of which will (a) violate any other agreement of Seller, (b) to the best of Seller’s knowledge, violate any applicable law, or (c) require any notice or approval of any third party which has not been obtained.

ii.	Seller is duly authorized and holds all certificates of authority, licenses, and permits necessary to carry on its business as presently conducted and as presently proposed to be conducted, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Seller individually, or the Seller and its Affiliates taken as a whole, or on the transactions contemplated hereby or in the other Investment Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Seller to perform any of its material obligations under any of the Investment Documents.

iii.	Seller (a) understands the risks involved in the Investment Documents; (b) has adequate information to make an informed decision to enter into the transactions contemplated by the Investment Documents, and (c) has independently and without reliance upon Buyer, and based upon such information as Seller has deemed appropriate, conducted its own analyses and made its own decision to enter into the Investment Documents. Seller acknowledges that Buyer has not given Seller any investment or other advice, or any opinion, regarding whether the transactions contemplated by the Investment Documents are prudent.

iv.	Seller has consulted with independent legal counsel regarding the Investment Documents and is fully advised with respect to Seller’s obligations and rights with respect hereto. Seller has received independent legal advice with respect to all of the Investment Documents and the transactions contemplated thereby.

v.	No broker, finder, or other entity acting under the authority of Seller or any of its Affiliates is entitled to any broker’s commission or other fee in connection with this transaction for which Buyer could be responsible.

vi.	To the best of Seller’s knowledge, Seller is in compliance in all material respects with all United States statutes and governmental rules and regulations applicable to it, except where the failure to be in compliance will not have a Material Adverse Effect.

b.	Seller covenants that so long as this Purchase Agreement remains in effect:

i.	Seller shall not directly or indirectly sell, transfer, assign, lease, encumber, or otherwise convey any interest, right, or title in the Patents or the Proceeds (whether in one transaction or in a series of transactions) to any Person, except Buyer, without Buyer’s prior written consent, it being understood that the grant to any Seller’s Attorney of an interest in the Proceeds from any Patent shall not be deemed a violation of this Section 5.b.i.

ii.	Seller shall not create, incur, assume, or suffer to exist any lien with respect to the Proceeds or Patents, except liens in favor of Buyer.

iii.	Seller shall not permit any director, manager, officer, employee, agent, or Affiliate of Seller to engage in any transaction on behalf of Seller that would reasonably be expected to adversely affect Buyer’s rights under the Investment Documents.

iv.	Seller shall promptly notify Buyer after becoming aware of any breach by Seller of any representation, warranty, covenant, or other obligation under any Investment Document.

v.	Each Seller Entity shall maintain its legal entity in good standing in the state of its formation and maintain all of its certificates, permits, licenses, and agreements of any kind or nature necessary to the operation of its business, including those necessary or desirable for the completion of the monetization of the Patents, except where the failure of any of the foregoing shall not have, individually or in the aggregate, a Material Adverse Effect.

vi.	No Seller Entity shall substantially modify its legal entity existence, such as a change of name, entity type, or merger with another company, unless (a) such Seller Entity provides Buyer with at least thirty (30) days’ prior written notice of such event, (b) this Purchase Agreement becomes binding on any resulting entities, and (c) any such resulting entities assume all obligations of Seller, which assumption shall be reflected in the documents effecting such change.

vii.	Upon reasonable notice, each Seller Entity shall permit any Person designated by Buyer to visit and inspect any of such Seller Entity’s properties, corporate books, and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances, and accounts of Seller relevant to the monetization of the Patents, and to be advised as to the same by, their officers, all to the extent reasonably necessary to ensure compliance with the Investment Documents, at such reasonable times and intervals as Buyer may designate during normal business hours.

viii.	All information furnished by Seller to Buyer for purposes of or in connection with this Purchase Agreement shall be true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information shall be incomplete by omitting to state any material fact known to Seller, or that Seller would have known after reasonable inquiry, and necessary to make such information not materially misleading in light of the circumstances under which made.

ix.	In the event that any Seller Entity is contemplating dissolution due to financial insolvency or a bankruptcy filing (an “Insolvency Event”), to the extent commercially feasible and known to such Seller Entity, such Seller Entity agrees to give Buyer thirty (30) days’ advance notice of the contemplated Insolvency Event, or if thirty (30) days’ notice is not feasible, such Seller Entity will notify Buyer as soon as any it reasonably believes that an Insolvency Event is likely to occur.

x.	Subject to any claim of attorney-client privilege, Seller shall promptly notify Buyer (and in no event less later than three business days after such event) any time there is a material change in circumstances or facts relating to Seller that in Seller’s reasonable judgement would (a) cause any representation, warranty, or covenant to become untrue, (b) materially affect the value of the Monetization or Proceeds (including developments in any litigation), or (c) prevent or materially inhibit Seller from performing its obligations under the Investment Documents.

xi.	Subject to any claims of attorney-client privilege, Seller shall timely inform Buyer of any material developments regarding (a) the business operations of any Seller Entity, (b) the Patents, (c) the status of any Monetization or Proceeds, and (d) the status of any litigation.

xii.	Each Seller Entity shall timely respond to requests from Buyer’s auditors to confirm the existence of a contract or contracts between Buyer and Seller, and the terms, amounts, and commitments therein.

xiii.	In the event Seller alleges that Buyer has breached this Purchase Agreement, Seller shall provide written notice of such breach and provide Buyer with at least fifteen days’ written notice to cure such breach.

xiv.	On or prior to the acquisition of any Patents, Seller will amend the schedules to the Patent Security Agreement and Schedule V to the Purchase Agreement, in a manner reasonably requested by Buyer, to reflect the inclusion of such Patents in such schedules.

Notwithstanding the foregoing or anything in this Agreement to the contrary, Buyer acknowledges that in connection with its information and access rights under this Agreement, Seller may be required to provide information that may be deemed to be material non-public information; provided that the Seller agrees to clearly identify any such information as such, in writing, and, prior to delivery of any material non-public information, to request and obtain written confirmation that Buyer wishes to receive non-public information notwithstanding that it may constitute material non-public information. Buyer and Seller agree to work together in good faith to establish procedures for the handling of information that may constitute material non-public information, including procedures that enable Buyer to evaluate from time to time the extent to which Buyer is prepared to receive material non-public information from Seller and as to which of such information will be subject to periodic “cleansing disclosure” and/or the establishment of “trading windows” in order to achieve Buyer’s objective of remaining reasonably informed of Sellers Monetization efforts and available to consult with Seller regarding such activities, while not being unreasonably restricted in public trading of common stock of the Seller. For the avoidance of doubt, subject to Seller not providing Buyer with any information that it is not prepared to disclose to the public without first requesting and obtaining written confirmation that Buyer wishes to receive non-public information, Seller shall have no obligation to Buyer to disclose information to the public, whether by press release or filing with the U.S. Securities Exchange Commission (the “SEC”), that it is not otherwise obligated to disclose at such time pursuant to the Securities Exchange Act of 1934, as amended, and the regulations of the SEC promulgated thereunder.

c.	Seller represents, warrants, acknowledges, and admits, and expressly, unconditionally, and irrevocably waives any claim or argument that is inconsistent with or contrary to, the following:

i.	Seller is transacting with Buyer only and not any Affiliate of Buyer.

ii.	Seller expressly waives any argument that Buyer is the alter ego of any other entity, that Buyer’s corporate veil may be pierced, or that Seller may seek legal redress from any entity other than Buyer, based on any theory or argument, for any claim arising from, in connection with, or relating to the Investment Documents. Seller accordingly waives any and all claims against any Affiliate of Buyer arising from, in connection with, or related to the Investment Documents and the transactions contemplated thereby unless such Affiliate is a party thereto.

d.	Seller shall indemnify, hold harmless, and defend Buyer and its managers, officers, directors, employees, agents, Affiliates, successors, and permitted assigns (each, an “Indemnitee,” and collectively, the “Indemnitees”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including professional fees and attorneys’ fees, that are incurred by, or brought or awarded against, any Indemnitee arising from, in connection with, or relating to (a) breach or non-fulfillment of any of Seller’s representations, warranties, or covenants set forth in the Investment Documents; or (b) any grossly negligent or more culpable act or omission of Seller (including any reckless or willful misconduct) in connection with the performance of Seller’s obligations under the Investment Documents, it being understood that Seller is making no representation or warranty as to the amount of Net Proceeds to be derived from the investment made by Buyer pursuant to the Investment Documents.

6. Buyer’s Representations and Warranties. Each Buyer Entity represents and warrants that, as of the Effective Date:

a.	Such Buyer Entity has full power and authority to execute and perform the Investment Documents and to bind such Buyer Entity to all of the Investment Documents’ respective terms, none of which will (a) violate any other agreement of Buyer, (b) to the best of such Buyer Entity’s knowledge, violate any applicable law, or (c) require any notice or approval of any third party which has not been obtained.

b.	Such Buyer Entity (a) understands the risks involved in the Investment Documents; (b) has adequate information to make an informed decision to enter into the transactions contemplated by the Investment Documents, and (c) has independently and without reliance upon Seller, and based upon such information as Buyer has deemed appropriate, conducted its own analyses and made its own decision to enter into the Investment Documents. Such Buyer Entity acknowledges that Seller has not given it any investment or other advice, or any opinion, regarding whether the transactions contemplated by the Investment Documents are prudent.

c.	Such Buyer Entity has consulted with independent legal counsel regarding the Investment Documents and is fully advised with respect to Such Buyer Entity’s obligations and rights with respect hereto. Buyer has received independent legal advice with respect to all of the Investment Documents and the transactions contemplated thereby.

d.	No broker, finder, or other entity acting under the authority of such Buyer Entity or any of its Affiliates is entitled to any broker’s commission or other fee in connection with this transaction for which Seller could be responsible.

7. Events of Default.

a.	Each of the events or circumstances set forth below is an Event of Default (each an “Event of Default” and together “Events of Default”):

i.	Non-payment. Seller fails to pay, distribute, or authorize the distribution of any amount payable or distributable to Buyer when due under Investment Documents.

ii.	Other Obligations. Seller fails to comply with any provision of the Investment Documents (other than those referred to in subsection (a)(i) above) and, if such failure to comply is curable, such failure to comply is not cured within fifteen days of Buyer providing written notice to Seller.

iii.	Misrepresentation. Any representation, warranty or statement made or deemed to have been made by Seller in the Investment Documents or any other document delivered by or on behalf of Seller hereunder is or proves to have been misrepresented or misleading in any material respect.

iv.	Retention Agreement Cross-Default. Seller breaches any material provision of a retention agreement with Seller’s Attorney.

v.	Cross-Default. Seller breaches a material term of another agreement, executed before or after the Effective Date, by and between Seller or any Affiliate thereof and Buyer or any Affiliate thereof.

vi.	Spoliation. Seller is found or determined to have spoliated evidence.

vii.	Investment Document Invalidity or Challenge. Any material provision of any Investment Document, at any time after its execution and delivery, ceases to be in full force and effect as to Seller as a result of action by Seller or the failure of Seller to take necessary action known or reasonably should have been known by Seller to be taken; Seller contests in any manner the validity or enforceability of any provision of any Investment Document; or Seller denies that it has any or further liability or obligation under any provision of the Investment Document, or purports to revoke, terminate, or rescind any provision of any Investment Document; provided, that a reasonable good faith disagreement as to whether any provision is applicable to a particular situation or any liability has been paid or otherwise satisfied shall not be deemed an Event of Default.

viii.	Security Interest Compromise. Buyer ceases to have a valid and perfected first priority lien on the Collateral (as defined in any Security Document”) or Seller seeks to avoid, limit, or otherwise adversely affect any security interest granted to Buyer provided that Buyer has taken all commercially reasonable action necessary to perfect such security interest.

ix.	Criminal Indictment. A criminal indictment or a felony is entered against an officer or director of Seller.

x.	Suspension of Business. Seller takes, or there shall be involuntarily taken (including without limitation as a result of any judgment or injunction against Seller or any of its subsidiaries), any action to suspend the operation of the business of Seller, taken as a whole, in the ordinary courses, it being understood that the suspension of business of a subsidiary of Seller shall not be an Event of Default if (a) such suspension would not reasonably be expected to have a Material Adverse Effect or (b) Buyer consents to such suspension of business of a subsidiary.

xi.	Change of Management. Jon Scahill no longer serves as a director or performs the functions of President and Chief Executive Officer of each Seller Entity without the prior written consent of Buyer other than as a result of his death or Permanent Disability. As used in this Agreement “Permanent Disability” means Jon Scahill is unable to engage in any substantial gainful activity by reason of a physical or mental impairment, as determined by a qualified, independent physician, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.

xii.	Restructure Default. The occurrence of any “Event of Default” or “Acceleration Event” under the Restructure Agreement or any document entered in connection therewith (including, without limitation, any Restructure Document (as such term is defined in the Restructure Agreement) or NA Document (as such term is defined in the Restructure Agreement)) or the exercise of any remedies against Seller under the Restructure Agreement or any such other document.

xiii.	Insolvency.

1.	Seller fails to pay its debts as they become due or suspends making payments on any of its material financial obligations that are not subject to a bona fide dispute; or

2.	The value of Seller’s assets is less than its liabilities (taking into account contingent and prospective value of liabilities, the contingent and prospective value of assets, and the contingent and prospective nature of Monetization).

xiv.	Insolvency Proceedings. Any legal proceedings are taken in relation to:

1.	the suspension of payments, winding up, dissolution, liquidation, administration or reorganization (by way of voluntary arrangement, scheme of arrangement, or otherwise) of Seller

2.	the filing of a voluntary petition for relief under the United States Bankruptcy Code by Seller or the filing of an involuntary petition for relief against Seller which is not stayed or dismissed within sixty (60) days of such filing;

3.	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of Seller or substantially all of Seller’s assets; or

4.	enforcement over all or substantially all of Seller’s assets of (a) any mortgage, charge, pledge, lien, or other security interest securing any obligation of Seller or its Affiliates to any Person or any other agreement or arrangement having a similar effect, or (b) any claim, cause of action, suit, or demand, including any counterclaim or third-party claim that is adverse to Seller, Buyer, or any Affiliate thereof, other than any claim seeking a declaratory judgment of non-infringement, invalidity, or unenforceability of any Patent.

b.	Rights and Remedies.

i.	Upon an Event of Default, Buyer may, in its sole and absolute discretion, upon written notice to Seller, do any one or more of the following:

1.	Declare Seller’s obligation to pay Buyer its Investment Return immediately due and payable in full and, in addition, in the case of an Event of Default described in any of clauses (i)-(xii) of Section 7.a, declare an amount equal to the aggregate amount of the Purchase Price Payments paid by Buyer plus a Late Payment Charge (as defined in Schedule II) to be immediately due and payable from Seller to Buyer.

2.	Cease making Purchase Price Payments (“Payment Termination”), without prejudice to Buyer resuming Purchase Price Payments at its election.

3.	Except as otherwise provided herein, without notice to or demand upon Seller, make such payments and do such acts, on behalf of Seller, as Buyer reasonably considers necessary or reasonable to protect its rights under the Investment Documents.

In addition to the foregoing, Buyer shall have all rights and remedies provided by law and any rights and remedies contained in any Investment Document, including enforcing its security interest in the Net Proceeds. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ii.	For the avoidance of doubt, Buyer’s pursuit of any or all of the foregoing rights and remedies, shall not (a) affect, reduce, or impair Buyer’s right to retain the Transferred Interest and to receive the Investment Return resulting from any Net Proceeds received, whether in the past, present, or future, (b) give rise to any liability on the part of Buyer to any Person, including Seller, or (c) have any effect whatsoever on the rights and obligations of the Parties set forth in the Security Agreement.

8. Other Purchase Price Payment Termination. Buyer may terminate Purchase Price Payments other than as set forth in Section 7 hereof by giving written notice to Seller of its decision to terminate payment pursuant to this Section 8 (“Other Payment Termination”). In the event of such Other Payment Termination, Buyer’s interest in the Net Proceeds shall be an amount equal to the greater of (i) the Purchase Price Payments made by Buyer plus interest at the prime rate, on the one hand, and (ii) Net Proceeds received by Buyer prior to the date of such Other Payment Termination, if any. Buyer shall have no liability to any Person, including Seller, relating to, arising from, or in connection with an Other Payment Termination under this Section 8. Nor shall such Other Payment Termination have any effect whatsoever on the rights and obligations of the Parties set forth in the Security Agreement.

9. [Reserved]

10. Confidentiality. The Parties agree that any non-public information or document provided before or after the Effective Date by one Party (the “Disclosing Party”) and/or its directors, officers, members, employees, parents, subsidiaries, affiliates, agents, attorneys, auditors, or professional financial advisors (its “Representatives”) to the other Party (the “Receiving Party”) and/or its Representatives shall be “Confidential Information.” In addition, “Confidential Information” shall include the Investment Documents and all drafts thereof, the terms of the Investment Documents, and the relationship between the Parties. “Confidential Information” shall not include information that was rightfully known by the Receiving Party or documents that were in the Receiving Party’s rightful possession at the time the information was provided. Information or documents will no longer be considered “Confidential Information” under this Agreement to the extent that (a) the information or document becomes generally known to the public, on or after the Effective Date, other than through a breach of this Purchase Agreement, (b) the Receiving Party receives the information or document from a third party that is not subject to non-disclosure obligation owed to the Disclosing Party, or (c) the Disclosing Party agrees in writing that the information or document is no longer confidential. A Receiving Party may disclose such Confidential Information to its or the Disclosing Party’s Representatives, provided that the Representative has a need to know such information in connection with the furtherance of the purposes of this Purchase Agreement and the Representative is bound by confidentiality obligations at least as restrictive as those set forth herein. A Receiving Party may not otherwise disclose Confidential Information, except to the extent (a) the Disclosing Party consents to such disclosure in writing, or (b) the Party is seeking to enforce its rights under the Agreement, provided that Confidential Information is filed under seal. In addition, Buyer may disclose Confidential Information to any potential or actual investor, financing source, assignee, transferee, or participant. In addition, a Receiving Party may disclose Confidential Information if such disclosure is necessary to comply with a court order, subpoena, investigation, or other government or legal process, including SEC reporting obligations (the “SEC Reporting Obligations”), wherein, on the advice of counsel, the Receiving Party is legally obligated to make such disclosure (each a “Disclosure Request”), provided that the Party receiving the Disclosure Request shall, to the extent possible, give the Disclosing Party reasonable notice of the Disclosure Request and cooperate with the Disclosing Party in attempting to seek an appropriate order, confidential treatment or a similar remedy limiting the requested disclosure, at the Disclosing Party’s expense. If, in the absence of an order limiting disclosure or a waiver by the Disclosing Party, the Receiving Party is compelled to disclose Confidential Information, the Receiving Party may disclose such Confidential Information that its attorney advises it is necessary to disclose to comply with the Disclosure Request. Should the Disclosing Party not contest the Disclosure Request, the Receiving Party shall not have any obligation to do so. The Receiving Party may, however, contest the Disclosure Request even if the Disclosing Party elects not to do so. Notwithstanding the foregoing, the obligations of the Receiving Party with respect to Disclosure Requests shall not apply with respect to any disclosure of Confidential Information made in connection with any routine governmental or regulatory inquiry, examination, or other request that does not specifically target the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, Buyer acknowledges that some or all of the Investment Documents and the agreements and instruments to be entered into in connection therewith will be disclosed in and filed as exhibits pursuant to Seller’s SEC Reporting Obligations. In connection such Reporting Obligations, Seller shall limit its disclosure to only that which is necessary to comply with such SEC Reporting Obligations, shall seek appropriate confidential treatment, and shall provide Buyer with an opportunity in advance to review and comment on such sections of disclosure and exhibits.

11. Common Interest. The Parties recognize that certain Confidential Information may be subject to the attorney-client privilege, the work product doctrine, or other privileges and protections (the “Common Interest Material”). The Parties agree that they share a common legal interest in pending or reasonably anticipated litigation, Monetization, and in pursuing the purposes of this Purchase Agreement and in any subsequent dealings relating thereto. Accordingly, the Parties agree that any Common Interest Material shared between or among them shall be subject to the common interest doctrine to the maximum extent permitted by law and that the disclosure of Common Interest Material under this Agreement is not intended to, and does not, waive any applicable privilege, protection, immunity, or other legal protection applicable to such information.

12. Patent Standing. The Parties specifically intend and agree that Seller and, as appropriate, its Affiliates shall have sole and exclusive standing to enforce the Patents and that this Purchase Agreement shall be read and construed consistent with that intent. For the avoidance of doubt, the Parties specifically intend and agree that Seller shall exclusively own all right, title, and interest in and to the Patents.

13. Governing Law, Arbitration, and Jurisdiction. Section 4 of the Waterfall Agreement is hereby repeated and incorporated herein, mutatis mutandis.

14. Relationship Between Buyer and Seller[***].

a.	The relationship of the Parties shall be that of seller and buyer, and neither Party shall be considered or act as an agent of or have any fiduciary duties to the other Party. The Investment Documents are not intended to create a joint venture, partnership, or association between the Parties.

b.	[***].

15. Conditions Precedent to Buyer’s Payment Obligations. Unless and until all of the following conditions have been satisfied in Buyer’s sole and absolute discretion, Buyer shall not be obligated to make any Purchase Price Payments: (i) the completion of Buyer’s due diligence, the results of which are satisfactory to Buyer in its sole and absolute discretion; (ii) full execution of all Investment Documents and (iii) the perfection of Buyer’s first-priority security interest in the Proceeds and Patents.

16. Successors and Assigns. No Seller Entity shall assign, pledge, sell, or otherwise in any way directly or indirectly transfer or encumber (i) any of its rights or obligations under the Investment Documents, (ii) the Proceeds (or any interest therein) or (iii) the Patents without the prior written consent of Buyer. Any such assignment shall be null and void. Each Buyer Entity may assign or otherwise transfer all or any of its rights and obligations under the Investment Documents; provided that (a) no such assignment shall be made to any Person that would materially and adversely affect Monetization; and (b) such assignment is to a third party of net worth sufficient to support such Buyer Entity’s obligations hereunder. Subject to the foregoing, the Investment Documents shall be binding and inure to the benefit of Seller Entities and Buyer Entities and their respective heirs, executors, successors, and permitted assigns.

17. No Waiver; Cumulative Remedies. No failure on the part of Buyer to exercise, no course of dealing with respect to, and no delay on the part of Buyer in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power, privilege, or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. Buyer shall not be required to (i) demand upon, or pursue or exhaust any of its rights or remedies against Seller, any other obligor, guarantor, or pledgor, or any other Person with respect to the payment of the Seller’s obligations under any of the Investment Documents; (ii) pursue or exhaust any of its rights or remedies with respect to any Collateral (as defined in any Security Document) therefor or any direct or indirect guarantee thereof; (iii) look first to, enforce, or exhaust any other security, collateral, or guaranties, (iv) marshal the Collateral (as defined in any Security Document) or any guarantee of such obligations; or (v) effect a public sale of any Collateral (as defined in any Security Document). All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

18. Anti-Corruption; Sanctions; Data Privacy

a.	Seller acknowledges that Buyer seeks to comply with all applicable anti-money laundering, sanctions, anti-corruption, and anti-bribery laws and regulations (collectively, “Anti-Corruption Rules”). In furtherance of these efforts, the Seller represents and warrants as follows: (i) it is not the target of any economic or financial sanctions with respect to the United States Government (including the U.S. Department of Treasury Office of Foreign Assets Control), the United Nations Security Council, the European Union or the United Kingdom; and neither it nor any of its Affiliates, nor to its knowledge anyone acting on its behalf, has at any time: (a) violated, or engaged in any activity, practice or conduct which would violate, any applicable Anti-Corruption Rule; (b) used funds or assets for any unlawful contribution, gift, entertainment or other unlawful expense, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (c) directly, or indirectly through its agents, Representatives or any other Person authorized to act on its behalf, offered, promised, paid, given, or authorized the payment or giving of money or anything else of value to any government official or other Person while knowing or having reason to believe that some portion or all of the payment or thing of value will be offered, promised, or given, directly or indirectly, to a government official or another Person for the purpose of influencing any act or decision of such government official or such Person in his/her or its official capacity, including a decision to do or omit to do any act in violation of his/her or its lawful duties or proper performance of functions or inducing such government official or such Person to use his/her or its influence or position with any government authority or other Person to influence any act or decision, in each case in order to obtain or retain business for, direct business to, or secure an improper advantage for, Seller or any of its Affiliates. Seller will not engage in any business or other activities, including through agents or subcontractors, that could cause Buyer to be in direct or indirect violation of any applicable Anti-Corruption Rule. Seller acknowledges and agrees that, notwithstanding anything to the contrary, Buyer shall have no obligation to make or receive any payment or take any other action if the Buyer concludes in good faith that making or receiving such payment or taking such action would violate any applicable Anti-Corruption Rule.

b.	Seller shall not knowingly use the Purchase Price Payments or any proceeds thereof to fund or finance any transaction involving a Sanctioned Person or Sanctioned Territory.

c.	In connection with the exchange of information under the Investment Documents, each of Buyer and Seller will comply with all applicable data protection laws, including the General Data Protection Regulation, as required, and not process any personal data other than as instructed unless processing is required by applicable law to which the contracted processor is subject. Each will safeguard all data, including implementing appropriate security measures, as required under applicable data protection laws.

19. Entire Agreement. The Investment Documents, including any documents incorporated therein by reference, embody the final and mutual understanding of the Parties with respect to the subject matter thereof, and replace and supersede any prior agreements or understandings between the Parties. All exhibits and schedules attached hereto, and documents incorporated by reference herein, are incorporated as though fully set forth herein.

20. Further Actions. Seller agrees to execute any further documents, and to take any further actions, reasonably requested by Buyer to effectuate the rights granted to Buyer under the Investment Documents.

21. Construction. Any argument that ambiguities are to be resolved against the drafting party is expressly waived. The Investment Documents shall be deemed to have been drafted by each of the Parties, and each of the provisions thereof shall be construed without regard to any presumption or other rule requiring construction against the Party drafting such provisions. Any reference to any law or statute shall be deemed to refer to such law or statute as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words include, includes, and including shall be deemed to be followed by without limitation. Pronouns in masculine, feminine, and neutral genders shall be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words herein, hereof, hereby, and hereunder, and words of similar import, refer to this Purchase Agreement as a whole and not to any particular subdivision unless expressly so limited.

22. Amendment and Waiver. The Investment Documents shall not be amended or waived except by another written agreement by the Parties in the case of an amendment or by the Party granting the waiver in the case of a waiver.

23. Severability; Savings Clause. In the event that any provision or aspect of any of the Investment Documents cannot be interpreted in accordance with applicable law, or is deemed invalid or unenforceable, such provision and the remainder of the Investment Documents shall be interpreted and implemented to the fullest extent permitted by law, as it is the Parties’ express intent that the Investment Documents shall remain in full force and effect and enforceable to the greatest possible extent. At a minimum, and without prejudice to its other rights, Buyer shall be entitled to the return of its investment principal on a recourse basis in the event any aspect of the Investment Documents is deemed to be invalid or unenforceable.

24. Notices. Notices and other communications shall be given in writing by either electronic mail or overnight courier service which provides evidence of delivery, to the addresses set forth on the signature page to this Purchase Agreement.

25. Counterparts; Effectiveness. This Purchase Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Purchase Agreement shall become effective upon the execution of a counterpart hereof by each of the Parties hereto.

26. Obligations of Buyer Entities. The obligations of each of the Buyer Entities under this Purchase Agreement are several and not joint. Each Buyer Entity shall be liable for its “Allocable Percentage” of the obligations of Buyer and shall be entitled to its Allocable Percentage of all amounts payable to Buyer hereunder. The Buyer Entities may from time to time reallocate their Allocable Percentages without consent of Seller, provided that the Allocable Percentages do not exceed 100% in total. The Buyer Entities shall notify Seller of the initial Allocable Percentage of each Buyer Entity within five (5) Business Days of the Effective Date and shall notify Seller after any reallocation of the Allocable Percentages, provided that a failure to notify Seller as to a reallocation shall not cause such reallocation to be ineffective except to the extent that Seller is prejudiced by such failure of Buyer Entities to provide such notification.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

QUEST PATENT RESEARCH CORPORATION		QPRC CORPORATE FINANCE ALPHA LLC

By:	/s/ Jon C. Scahill	By:
Name:	Jon C. Scahill	Name:	[***]
Title:	CEO	Title:	[***]
Date:		Date:
Address:	411 Theodore Fremd Ave.	Address:	[***]
	Suite 206S	Email:	[***]
	Rye, NY 10580	Phone:	[***]
Attn:	Jon Scahill
Email:	jscahill@qprc.com	QPRC CORPORATE FINANCE BRAVO LLC
Phone:	(888) 743-7577
By:
MR Licensing LLC		Name:	[***]
		Title:	[***]
By:	/s/ Jon C. Scahill	Date:
Name:	Jon C. Scahill	Address:	[***]
Title:	CEO	Email:	[***]
Date:		Phone:	[***]
Address:	313 S. Washington Ave.
Marshall, TX 75670
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

SCHEDULE I TO PURCHASE AGREEMENT

Definitions

“Adverse Claim” means any claim, cause of action, suit, or demand, including any counterclaim or third-party claim that is adverse to Seller, Seller’s Affiliates, Seller’s Attorneys or Buyer’s interests pursuant to this Purchase Agreement; provided that “Adverse Claim” shall not include any non-monetary counterclaim relating directly to the Claims brought by Seller or Seller’s Affiliates, including allegations regarding the invalidity, non-infringement, or unenforceability of any of the Patents, except to the extent that any such non-monetary counterclaim is in connection with, arises out of, or is otherwise related to any breach (or is based on or relates to facts or circumstances the existence of which would constitute a breach) of any representations or warranties or covenants made by Seller in this Purchase Agreement or any other Investment Document.

“Affiliate” means as to any Person (i) any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person or its respective successors, or (ii) if such Person is an individual, a spouse, parent, sibling, or descendant of such Person, or a trust over which such Person has sole investment and dispositive power for the benefit of such Person, spouse, parent, sibling, or descendant. The term “control” including the terms “controlling,” “controlled by,” or “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such a Person, whether through the ownership of voting shares, by contract, or otherwise. Affiliates includes such entities whether now existing or later established by investment, merger, or otherwise, including the successors and assigns of such Person.

“Attorney’s Fees” means the fees, hourly, contingent or otherwise, charged by Seller’s Attorneys, pursuant to a retainer agreement approved by Buyer, to: (a) maintain and prosecute the Patents and prosecute the Claims to completion, including pre-trial, trial, and collections of any settlements, judgments, and awards, and to defend any non-monetary counterclaims brought against the Seller or Seller’s Affiliates by any of the Defendants relating directly to the Claims, including allegations regarding invalidity, non-infringement, or unenforceability of the Patents; (b) defend any inter partes, or other post-grant review of the Patents; and (c) represent Seller or Seller’s Affiliates in any transaction with a patent aggregator or entity that may infringe the Patents or which may owe an indemnity obligation to a Person that may infringe the Patents, or any agent or Affiliate thereof, regardless of whether the transaction purports to involve the Patents.

“Claims” means all threatened or actual legal claims, actions, suits, arbitrations, causes of action, or proceedings before any supranational, national, state, municipal, or local entity or governmental authority, whether located within or without the United States, including any U.S. District Court or the International Trade Commission, and demands asserted by Seller or its Affiliates against one or more of the Defendants or against any other parties threatened with or added to a claim, action, suit, arbitration, cause of action, or proceeding brought against any of the Defendants relating to claims of patent infringement of any of the Patents that are or may be included by or on behalf of Seller or its Affiliates against the accused parties or included in any settlement or resolution of that Claim.

“Defendants” means those Persons identified on a retainer agreement with Seller’s Attorney, approved by Buyer, including each of their respective predecessors, successors, and Affiliates, and all additional Persons, against which Claims are or will be threatened, alleged or asserted by Seller or its Affiliates during the course of such representation. To the extent such Persons are identified by informal/brand names in the retainer agreement, the fact that legal names have not been included shall not exclude such Persons from being Defendants under this Agreement. The names of the Defendants set forth in any such retainer agreement shall be deemed to include any and all Persons who could reasonably be considered to be a Defendant.

“Material Adverse Event” or “MAE” means, with respect to a litigation or a campaign to monetize one or more Patents, the occurrence or non-occurrence of an event after which it is reasonably evident that the Proceeds that Seller can reasonably expect to receive from such litigation or campaign to monetize one or more Patents will be less than two times the total amount of Purchase Price Payments payable in connection with such litigation or campaign (including, where applicable Purchase Price Payments used to pay all or a portion of the price paid by a Seller Entity to purchase such Patent(s)). If there is an adverse ruling in a litigation that would constitute an MAE but such ruling is subject to appeal, then the payment of the subject amount which would be payable in the absence of an MAE shall await the outcome of the appeal, and only be payable if the adverse ruling is reversed with no MAE.

“Monetization Expenses” means, pursuant to a retainer agreement approved by Buyer, reasonable direct out-of-pocket expenses actually incurred by Seller or its Affiliates or Seller’s Attorneys, in connection with realization of Proceeds. The reasonableness of expenses incurred by Seller’s Attorneys will be determined in accordance with the commercially reasonable costs typically charged for such expenses. Monetization Expenses include reasonable and documented expert and consulting fees; local counsel fees; e-discovery vendors; litigation support services for audio and visual presentations; jury consultants; focus groups; photocopying; postage and delivery; computer-assisted research; filing fees; court reporters and other transcription services; and reasonable travel expenses. Monetization Expenses do not include Attorneys’ Fees or any fees or expenses relating to costs or damages awards against Seller or its Affiliates resulting from any Adverse Claim. For the avoidance of doubt, Monetization Expenses shall not include any salaries, consultant fees (not directly related to the realization of Proceeds), accountant fees, securities counsel fees, general corporate expenses, regulatory fees, non-court filing costs, debt service or other corporate overhead of Seller.

“Net Proceeds” shall mean Proceeds minus the sum of: (a) Monetization Expenses plus (b) Other Expenses.

“Other Expenses” means expenses incurred pursuant to a purchase agreement of a Patent, approved by Buyer, whereby a portion of Proceeds are legally encumbered to a third-party.

“Person” means any individual, firm, company, corporation, partnership, limited liability company, sole proprietorship, government, state, or agency, or subdivision of a state (or governmental entity), or any association, trust, joint venture, or consortium (whether or not having separate legal personality).

“Proceeds” shall mean the total value of anything (whether tangible, intangible, monetary, nonmonetary, or otherwise) received or to be received, whether actual or contingent, directly or indirectly by or on behalf of Seller or any agent or Affiliate thereof, any Person acting at the direction or on the behalf of any of the foregoing, any third-party as a result of a direction from any of the foregoing, or to which any of the foregoing become entitled or are relieved from making, in each case arising from, relating to, or in connection with, whether in whole or in part: (a) the Patents, including, without limitation, any consideration received in connection with a license, covenant not to sue, release, settlement agreement, compromise, injunction, judgment, offset of principal or interest, royalty payments, any other form of resolution reached after the initiation of litigation, arbitration, or mediation, awards of attorneys’ fees, awards of sanctions (as permitted by applicable law), voluntary dismissals of any monetary counterclaim by any defendant against which a claim of infringement of a Patent has been alleged, interest received in connection a settlement or awarded in a judgment, claim of malpractice, sale, or any and all gross, pre-tax monetary payment (but excluding the amount of any unavoidable foreign taxes for which the Seller is legally liable, provided that the Seller uses commercially reasonable efforts to minimize any such taxes) or the value of any other consideration received or to be received; (b) any transaction with a patent aggregator or entity that may infringe the Patents or which may owe an indemnity obligation to a Person that may infringe the Patents, or any agent or Affiliate thereof, regardless of whether the transaction purports to involve the Patents; (c) (i) the transfer, sale, disposition, in whole or in party, of any item of Collateral (as defined in any Security Document), (ii) the realization of cash or cash equivalents with respect to any item of Collateral (as defined in any Security Document) and (iii) and any other transaction involving any item of Collateral (as defined in any Security Document), and (d) any other transaction the result of which would be to reduce the likelihood of Buyer receiving its Investment Return. Proceeds shall be determined without taking into consideration any fees or expenses incurred in connection with obtaining or collecting the Proceeds (including any contingency fees), recoupments or set-offs of any kind, including any recoupments or set-offs in respect of any counterclaims or cross-claims. For the avoidance of doubt, unless expressly described as “Net Proceeds,” Proceeds, when used in the Investment Documents, shall always refer to gross proceeds, i.e., the total value of the consideration, without setoff, deduction, or netting of any kind, however characterized.

“Sanctioned Person” shall mean any individual, entity, organization, vessel or aircraft (i) designated on the Specially Designated Nationals and Blocked Persons List or the Consolidated Sanctions List administered by US Office of Foreign Assets Control, or any successor list, (ii) that is, or is part of, a government of a Sanctioned Territory, the government of Venezuela, or an Iranian bank, (iii) owned or controlled by, or acting on behalf of, any of the foregoing, (iv) located within or operating from a Sanctioned Territory, or (v) otherwise targeted under any economic or trade sanctions of the United States, the European Union or the United Kingdom.

“Sanctioned Territory” shall mean any country or other territory subject to a general export, import, financial or investment embargo under economic and trade sanctions of the United States which, as of Dec 2024, includes Cuba, Iran, North Korea and Syria, and the Crimea, Luhansk People’s Republic (LNR) and Donetsk People’s Republic (DNR) regions of Ukraine.

“Seller’s Attorney” means Fabricant LLP and any other law firm retained by Seller or Seller’s Affiliates’, pursuant to a retainer agreement approved by Buyer, primarily responsible for monetizing one or more Patents.

SCHEDULE II

TO PURCHASE AGREEMENT

INVESTMENT RETURN

The Buyer’s “Investment Return” shall consist of the following components (1), (2), (3) and (4) (each a “Component” and collectively “Components”):

(1)	100% of the Net Proceeds distributable to the Buyer Entities, in accordance with their Allocable Percentages, under Section 3.a of the Waterfall Agreement such that the Buyer Entities receive collectively an amount in respect of this Component (1) equal to [***]; plus

(2)	100% of the Net Proceeds distributable to the Buyer Entities, in accordance with their Allocable Percentages, under Section 3.b of the Waterfall Agreement such that the Buyer Entities receive collectively an amount in respect of this Component (2) equal to [***]; plus

(3)	100% of the Net Proceeds distributable to the Buyer Entities, in accordance with their Allocable Percentages, under Section 3.c Waterfall Agreement such that the Buyer Entities receive collectively an amount in respect of this Component (3) equal to [***]; plus

(4)	100% of the Net Proceeds distributable to the Buyer Entities, in accordance with their Allocable Percentages, under Section 3.d of the Waterfall Agreement such that Buyer receives an additional amount in respect of this Component (4) equal to [***].

As used herein, “Incurred Payments” means the aggregate sum of (a) all Purchase Price Payments other than Operating Capital Purchase Price Payments, plus (b) documented legal fees and costs associated with due diligence, structuring, and closing (e.g., background checks, deal and ethics counsel fees, fees for security taking and maintenance) in an amount not to exceed $500,000, plus (c) documented third-party legal fees and costs associated with the receipt, defense of, and compliance with subpoenas or other discovery formally or informally sought from Buyer or its Affiliates arising from, relating to, or in connection with the Investment Documents, or, in the event Buyer or any Affiliate thereof is compelled to join a litigation, the document legal fees and costs associated therewith, plus (d) documented third-party legal fees and costs associated with the enforcement of Buyer’s rights under the Investment Documents (each (b), (c) and (d) being a “Direct Buyer Cost” and collectively “Direct Buyer Costs”).

The Parties intend that Buyer’s Investment Return shall be the same whether paid out (a) at once after all Monetization has concluded, or (b) as Buyer actually receives its Investment Return while Monetization is ongoing. In that regard, to the extent of any difference, the Party who has received an amount greater than the Party would have received had proceeds been paid after the resolution of all Monetization shall pay the difference to the other Party within 30 days of the resolution of all Monetization.

If Seller is entitled to amounts constituting Net Proceeds that are not, for any reason, distributed to Seller, then Seller shall pay to Buyer an amount equal to the payments that Buyer would have received under the terms of this Purchase Agreement had all such Net Proceeds been distributed to Seller.

Amounts not timely paid shall accrue a late payment charge from the date on which they should have been paid to Buyer at a monthly compounding rate per annum equal to the applicable pre-judgment interest rate pursuant to CPLR § 5004, plus, to compensate Buyer for the loss of the use of capital, Seller shall be liable for an additional charge equal to an amount that would yield a 20% internal rate of return on the sum not paid, calculated from the date the monies should have been paid to the date they are paid, using the XIRR function of Microsoft Excel (collectively, the “Late Payment Charge”). In addition, and notwithstanding anything to the contrary contained herein, if it is determined by an arbitral body or court that Seller improperly delayed, inhibited, or prevented the distribution of Proceeds to Buyer, regardless of whether Seller’s position had a good faith basis, Seller shall be liable for attorneys’ fees and costs incurred by Buyer in connection with any proceeding based, in whole or in part, on such conduct.

SCHEDULE III TO PURCHASE AGREEMENT

PURCHASE PRICE PAYMENTS

The Purchase Price Payments are as follows:

1.	Operating Expenses—Reimbursement of reasonable expenses incurred relating to sourcing and monetization of new Patents for the period from and including the Effective Date until the second (2nd) anniversary of the Effective Date, including, without limitation, expenses incurred in connection with travel, entertainment, and conference fees, provided that, although Seller may elect to pre-approve expenses with Buyer or incur expenses without pre-approval, Buyer reserves the right to not reimburse expenses for which pre-approval was not sought and which Buyer deems unreasonable in its sole and absolute discretion (“Operating Capital Purchase Price Payments”). The total aggregate amount of Operating Capital Purchase Price Payments paid during each of (i) the annual period commencing on the Effective Date and (ii) the annual period commencing on the first (1st) anniversary of the Effective Date shall not exceed $[***], and the total aggregate amount of Operating Capital Purchase Price Payments shall not exceed $3[***].

2.	Monterey Patent Acquisition Purchase Price Payment — Up to $[***] in respect of the purchase of certain patent assets from Monterey Research LLC (the “Monterey Patent Acquisition Purchase Price Payment”) pursuant to a Patent Assignment Agreement between MR Licensing and Monterey Research LLC in the form attached hereto as Exhibit F, with any modifications as Buyer may approve in its sole and absolute discretion.

3.	Patent Enforcement Fees and Expenses—Purchase Price Payments in respect of fees and costs arising out of the enforcement of patents owned by MR Licensing LLC, as set forth on Schedule V hereto, by law firms retained pursuant to retention agreements approved by Buyer in its sole and absolute discretion, attached hereto as Exhibit G and subject to any budget limitations agreed to between Buyer and Seller (collectively, the “MR Licensing Patent Enforcement Purchase Price Payments”). At the beginning of each quarter, Seller shall provide Buyer with an invoice setting forth the estimated costs for enforcement for the upcoming quarter. Buyer shall pay the requested monies, subject to the terms and conditions of the Investment Documents, to Seller, which shall pay law firm and vendor expenses as they come due. Buyer shall pay law firms for fees directly. The total aggregate amount of MR Licensing Patent Enforcement Purchase Price Payments shall not exceed $[***].

4.	Patent Maintenance Fee Payment—Maintenance or annuity fees or payments required to maintain the Patents in force (“Patent Maintenance Fee Purchase Price Payments”), provided that Seller shall use reasonable efforts to cease the payments of fees for Patents from which adequate value cannot be derived. The total aggregate amount of Patent Maintenance Fee Purchase Price Payments shall not exceed $250,000.

SCHEDULE IV TO PURCHASE AGREEMENT

SELLER PAYMENT INFORMATION

Seller Wire Instructions

For the Monterey Patent Acquisition Purchase Price Payment:

Account Name:	[***]

Account Number:	[***]

Transaction bank:	[***]

Routing Number:	[***]

SWIFT Code:	[***]

For Purchase Price Payments Other than the Monterey Patent Acquisition Purchase Price Payment:

Account Name:	[***]

Account Number:	[***]

Transaction bank:	[***]

Routing Number:	[***]

SWIFT Code:	[***]

SCHEDULE V TO PURCHASE AGREEMENT

PATENTS

To Be Updated as Patents are Acquired1

Title	Country	Patent Number	Grant Date

[1]	These patents will be acquired upon the closing of the Patent Assignment Agreement between MR Licensing LLC and Monterey Research LLC.

EXHIBIT A TO PURCHASE AGREEMENT

SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement (as amended and/or restated from time to time, the “Security Agreement”), is made by and between is made by and among Quest Patent Research Corporation, a Delaware corporation (“Quest”), MR Licensing LLC, a Texas limited liability company (“MR Licensing,” and, together with Quest collectively, “Seller, each one a “Seller Entity”), jointly and severally on the one hand, and QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC, Delaware limited liability companies (each, a “Buyer Entity,” and collectively, “Buyer”), on the other (each Seller Entity and Buyer Entity, a “Party,” and together, the “Parties”). This Security Agreement (a) is effective as of April 11, 2025 (the “Effective Date”) Reference is made to that certain Prepaid Forward Purchase Agreement between Buyer and Seller, dated effective as the Effective Date (as it may be amended and/or restated from time to time, the “Purchase Agreement”).

WHEREAS, Seller and Buyer have entered into the Purchase Agreement, whereby Buyer is providing funding for Seller for, inter alia, operating expenses and costs associated with the Monetization of the Patents and to allow Buyer to receive a portion of the Proceeds (as defined in the Purchase Agreement); and

WHEREAS, in order to secure the payment, fulfillment, and performance by Seller of its obligations under the Investment Documents, Seller has agreed to grant to Buyer a continuing first-priority security interest in and to all of the Collateral (as hereinafter defined) pursuant to this Security Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Definitions. For purposes of this Security Agreement, capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement, and the following terms shall have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code Title 11, U.S. Code, as the same may be amended from time to time.

“Collateral” means all right, title and interest of any Seller Entity in and to the following property of Seller, whether now owned or hereafter acquired, and wherever located: (i) the Proceeds (as defined in the Purchase Agreement); (ii) the Patents (as defined in the Purchase Agreement); (iii) all General Intangibles now or hereafter arising from or related to the foregoing; and (iv) Proceeds (including, without limitation, Cash Proceeds and insurance proceeds) and products of the foregoing.

“Encumbrance” means any existing or prospective mortgage, pledge, lien, security or ownership interest, charge, hypothecation, or other encumbrance, option agreement, transfer, termination, compromise, set-off right, security or subordination arrangement, adverse claim, or other similar interest or arrangement of any kind.

“Obligations” means all present and future obligations of any Seller Entity to Buyer of any kind or nature, including, without limitation: (i) Seller’s obligations to Buyer under the Investment Documents, including payment of the Investment Return, and any claims for breach of any of the Investment Documents; (ii) the repayment of (a) any amounts that Buyer may advance or spend for the maintenance, preservation or enforcement of the Collateral and Buyer’s rights under the Investment Documents, and (b) any other expenditures that Buyer may make under or in connection with this Security Agreement and the enforcement thereof; (iii) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and (iv) any of the foregoing that arises after the filing of a petition by or against Seller under the Bankruptcy Code (including, without limitation, any amounts which would accrue and become due but for the commencement of such petition).

“UCC” means the Uniform Commercial Code in effect in the State of New York, as may be amended from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in the Collateral or the availability of any remedy is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof related to such perfection, effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

In addition, the following terms shall have the respective meanings provided for in the UCC: “Cash Proceeds,” “Commercial Tort Claim,” “Deposit Account,” “General Intangibles,” and “Proceeds.”

2. Grant of Security. As collateral security for the payment and performance of the Obligations, each Seller Entity hereby grants and conveys to Buyer a first-priority continuing lien and security interest in and to the Collateral. Each Seller Entity hereby authorizes Buyer’s filing of financing statements (and any amendments thereto) in such jurisdictions as may be designated by Buyer and to take such other steps and make such other filings as Buyer may determine to perfect Buyer’s lien in and to the Collateral (collectively, the “UCC Financing Statements”). For the avoidance of doubt, Seller authorizes Buyer’s indication of the Collateral pursuant to UCC § 9-504(2). Seller shall do all things necessary so that at all times Buyer will have a valid, first-priority continuing lien and security interest in and to the Collateral. Seller agrees that it will not sell, transfer, lease, assign, or otherwise dispose of any of the Collateral or grant or permit to exist any Encumbrance in or on the Collateral, except as created hereunder.

3. Remedies. Upon (a) any breach or default by any Seller Entity of any representation, warranty, covenant or agreement under any provision of this Security Agreement or the Purchase Agreement, (b) the occurrence of an Event of Default or (c) any Seller Entity voluntarily or involuntarily becoming subject to any proceeding under the Bankruptcy Code or any similar proceeding under statutory or common law of any applicable jurisdiction, Buyer may (i) take any action available at law or in equity against any Seller Entity to collect the Obligations, whether or not due and owing at such time, (ii) pursue any remedy available at law (including all those rights and remedies that are available to a ’secured party’ under the provisions of Article 9 of the UCC, or otherwise) to foreclose against the Collateral and (iii) without limitation of the foregoing, transfer ownership of any item of Collateral into the name of Buyer or an entity designated by Buyer, including, without limitation, a transfer of the Patents and the goodwill associated therewith to Buyer or to Buyer’s designees, in each case without further consent or authorization of Seller. All rights and remedies existing under this Security Agreement are cumulative to, and not exclusive of, any other rights or remedies otherwise available to Buyer. The Dispute Resolution provision set forth in Section 13 of the Purchase Agreement shall apply to any dispute concerning this Security Agreement; provided, however, that Buyer, and Buyer only, may elect for the resolution of disputes concerning this Security Agreement in any state or federal court located in New York, New York.

4. Attorney in Fact. Each Seller entity appoints Buyer as such Seller Entity’s attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Buyer’s sole discretion, to do all things in its name and on its behalf that Buyer may deem reasonably necessary or advisable to create and perfect, and to continue and preserve, an indefeasible continuing first-priority continuing lien and security interest in and to the Collateral in favor of Buyer and to accomplish the purposes of this Security Agreement in connection with Buyer’s exercise of rights and remedies hereunder, including the filing of a form of assignment with the United States Patent and Trademark Office or with such other governmental authorities with respect to any Patents and the goodwill associated therewith.

5. Seller’s Representations and Covenants. Each Seller entity represents and warrants that (a) (i) such Seller Entity is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) Seller owns, with exclusive rights to control, all of the Collateral, free and clear of all Encumbrances, except as created by this Security Agreement, and has the power to transfer and grant the security interests hereunder; (c) Buyer’s security interest in the Collateral is a valid, first-priority security interest, and (d) no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or other person or entity is required for the grant by Seller of the first-priority security interest granted hereby or for the execution, delivery, and performance of this Security Agreement by Seller other than (i) any such authorizations, approvals, actions, notices, or filings that have been obtained or made, or (ii) the filing by Buyer of the UCC Financing Statements. No Seller Entity (or any predecessors by merger or otherwise) has, within the four (4) month period preceding the date hereof, had a different name or address from the name and address of such Seller Entity listed on the signature page hereof. Each Seller Entity covenants that (a) it shall not change its name or form of organization, or take any other action that results in a change of the jurisdiction of organization of such Seller Entity, or change its chief executive officer, without giving Buyer at least thirty days’ prior written notice of any such action; and (b) each Seller Entity shall promptly, and in any event within two (2) business days after the same is acquired by it, notify Buyer of any future Commercial Tort Claim acquired by such Seller Entity with respect to the Claims and shall execute and deliver to Buyer such documents as Buyer shall request to perfect, preserve, or protect the liens, rights, and remedies of Buyer with respect to any such Commercial Tort Claim.

6. Further Actions. Seller agrees to execute any further documents, and to take any further actions, reasonably requested by Buyer to evidence, maintain the first priority of, or perfect the security interest granted herein, or to effectuate the rights granted to Buyer under the Investment Documents.

7. Release of Security Interest. Within five (5) business days after all of the Obligations have been indefeasibly paid in full to Buyer, Buyer shall cause to be filed a release of Buyer’s filed UCC Financing Statements; provided that if Buyer fails to release its filed UCC Financing Statements within five (5) business days after all of the Obligations have been indefeasibly paid in full to Buyer, Seller shall have the right to file a release of such filed UCC Financing Statements. Notwithstanding the foregoing, Seller shall not have any right to file a release of Buyer’s filed UCC Financing Statements prior to the indefeasible payment in full of all of the Obligations to Buyer.

8. Severability. In the event any provision of this Security Agreement is deemed to be unenforceable or contrary to public policy, such provision shall be severable, and the remainder of this Security Agreement shall remain in effect and enforceable to the greatest possible extent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Security Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

QUEST PATENT RESEARCH CORPORATION		QPRC CORPORATE FINANCE ALPHA LLC

By:	/s/ Jon C. Scahill	By:
Name:	Jon C. Scahill	Name:	[***]
Title:	CEO	Title:	[***]
Date:		Date:
Address:	411 Theodore Fremd Ave.	Address:	[***]
	Suite 206S	Email:	[***]
	Rye, NY 10580	Phone:	[***]
Attn:	Jon Scahill
Email:	jscahill@qprc.com	QPRC CORPORATE FINANCE BRAVO LLC
Phone:	(888) 743-7577
By:
MR LICENSING LLC		Name:	[***]
		Title:	[***]
By:	/s/ Jon C. Scahill	Date:
Name:	Jon C. Scahill	Address:	[***]
Title:	CEO	Email:	[***]
Date:		Phone:	[***]
Address:	313 S. Washington Ave.
Marshall, TX 75670
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

[Signature Page to Security Agreement]

EXHIBIT B TO PURCHASE AGREEMENT

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

This Patent Security Agreement (the “Patent Security Agreement”) is made by and among Quest Patent Research Corporation, a Delaware corporation (“Quest”), MR Licensing LLC, a Texas limited liability company (“MR Licensing,” and, together with Quest collectively, “Grantor, each one a “Grantor Entity”), jointly and severally on the one hand, and QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC, Delaware limited liability companies (each, a “Grantee Entity,” and collectively, “Grantee”), on the other (each Grantor Entity and Grantee Entity, a “Party,” and together, the “Parties”). This Patent Security Agreement is effective as of April 11, 2025 (the “Patent Security Agreement Effective Date”). Reference is made to that certain Prepaid Forward Purchase Agreement between Grantee and Grantor, dated effective as of the Effective Date (as it may be amended and/or restated from time to time, the “Purchase Agreement”).

WHEREAS, the Grantor expects to obtain an ownership interest in the patent rights listed on Exhibit 1 hereto (the “Patents”);

WHEREAS, the each Grantor Entity and Grantee Entity are parties to that certain Security Agreement, dated effective as of April 11, 2025 (as from time to time amended or supplemented, the “Security Document”); and

WHEREAS, pursuant to the Security Document each Grantor Entity has granted to Grantee a security interest in certain of its assets, including, without limitation, the Patents, to secure the performance of Grantor’s obligations under the Security Document and related agreements; and

WHEREAS, each Grantor Entity and each Grantee Entity by this instrument seek to confirm and make a record of the grant of the security interest in the Patents in accordance with the terms of this Patent Security Agreement; and

WHEREAS, capitalized terms used and not defined herein have the meanings given to them in the Security Document.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. As collateral security for the payment and performance of the Obligations, each Grantor Entity hereby grants and conveys to Grantee a first priority continuing security interest in and lien upon all Patents now owned and hereafter acquired by such Grantor Entity and the Proceeds and products thereof. Each Grantor Entity does hereby acknowledge and confirm that the Patents, the goodwill associated therewith, and the Proceeds and products thereof constitute Collateral pledged by the Grantor Entities to Grantee pursuant to the Security Document. The security interests granted to Grantee herein are granted in furtherance, and not in limitation of, the interests granted in the Security Document.

2. Each Grantor Entity further acknowledges and confirms that the rights and remedies of Grantee with respect to the Patents are more fully set forth in the Security Document, the terms, and provisions of which are incorporated herein by reference.

3. Each Grantor Entity hereby irrevocably constitutes and appoints Grantee, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Grantee’s sole discretion, at Grantee’s sole cost and expense, to take any and all action and to execute and deliver any and all documents and instruments which Grantee may deem reasonably necessary or advisable to (a) accomplish the purposes of perfecting, continuing and preserving, a continuing first priority security interest in the Patents and the goodwill associated therewith in favor of Grantee, and (b) effect a transfer of the Patents and the goodwill associated therewith to Grantee or to Grantee’s designees without further consent or authorization of the Grantor upon the occurrence of a Security Agreement Event of Default (as defined in the Security Document). In furtherance and not in limitation of the foregoing, if a Security Agreement Event of Default has occurred and is continuing, the Grantee is hereby authorized file with the United States Patent and Trademark Office or with such other governmental authorities, an assignment in the form substantially similar to that of Exhibit 2 attached to this Patent Security Agreement, together with such other instruments and documents as Grantee may deem necessary or appropriate to effectuate the foregoing.

Grantee is hereby authorized to file or record this Patent Security Agreement or any other instrument or documents in such public offices and with such governmental authorities, including, without limitation, the United States Patent and Trademark Office, as Grantee may determine from time to time for the purpose of evidencing the foregoing grant of security.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Patent Security Agreement to be duly executed by their respective authorized signatories as of the Patent Security Agreement Effective Date.

QUEST PATENT RESEARCH CORPORATION		QPRC CORPORATE FINANCE ALPHA LLC

By:	/s/ Jon C. Scahill	By:
Name:	Jon C. Scahill	Name:	[***]
Title:	CEO	Title:	[***]
Date:		Date:
Address:	411 Theodore Fremd Ave.	Address:	[***]
	Suite 206S	Email:	[***]
	Rye, NY 10580	Phone:	[***]
Attn:	Jon Scahill
Email:	jscahill@qprc.com	QPRC CORPORATE FINANCE BRAVO LLC
Phone:	(888) 743-7577
By:
MR LICENSING LLC		Name:	[***]
		Title:	[***]
By:	/s/ Jon C. Scahill	Date:
Name:	Jon C. Scahill	Address:	[***]
Title:	CEO	Email:	[***]
Date:		Phone:	[***]
Address:	313 S. Washington Ave.
Marshall, TX 75670
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

Exhibit 1 to Patent Security Agreement

Patent List

Title	Country	Patent Number	Grant Date

Exhibit 2 to Patent Security Agreement

Assignment Agreement

ASSIGNMENT OF PATENTS

This ASSIGNMENT OF PATENTS (this “Assignment”), dated as of _____ __, 20__, is made by MR Licensing LLC, a Texas limited liability company (“Assignor”), for the benefit of QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC, Delaware limited liability companies (collectively, together with their successors and assigns, “Secured Party”) and in favor of the Assignee as set forth below. For good and valuable consideration, the receipt and adequacy of are hereby acknowledged, Assignor hereby assigns the Patents set forth on Exhibit 1 hereto (the “Patents”) to the Assignee as follows:

1. Assignment of Patents. Assignor hereby assigns, transfers, and conveys to _________________________, a ______________________________ with offices at ________________________ (the “Assignee”) all of Assignor’s right, title and interest in and to the Patents together with the goodwill associated therewith and the right to sue for past infringement of the Patents.

2. Filing and Recordation. Assignee is hereby authorized to file or record this Assignment or any other instrument in such public offices and with such governmental authorities, including, without limitation, the United States Patent and Trademark Office, as Assignee may determine from time to time for the purpose of evidencing the foregoing assignment.

IN WITNESS WHEREOF, Assignor has executed this Assignment of Patents as of the date first above written.

ASSIGNOR:

MR LICENSING LLC

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	CEO

Exhibit 1 to Assignment of Patents

Patent List

EXHIBIT C TO PURCHASE AGREEMENT

INTERCREDITOR AND SUBORDINATION AGREEMENT

[***]

EXHIBIT D TO PURCHASE AGREEMENT

IRREVOCABLE LETTER OF INSTRUCTION

IRREVOCABLE LETTER OF INSTRUCTION

April 11, 2025

Fabricant LLP

Re:	Irrevocable Letter of Instruction

Counselors:

Quest Patent Research Corporation, a Delaware corporation (“Quest”), MR Licensing LLC, a Texas limited liability company (“MR Licensing,” and, together with Quest collectively, “Client”) hereby inform Fabricant LLP (the “Law Firm”) that Client and QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC, Delaware limited liability companies (each, a “Buyer Entity,” and collectively, “Buyer”) have entered into the Prepaid Forward Purchase Agreement attached hereto (as may be amended and/or restated from time to time, the “Purchase Agreement”). Capitalized terms used in this letter shall have the meanings set forth in the Purchase Agreement, the Waterfall Agreement, and the Retention Agreement between Client and the Law Firm, dated April 11, 2025 (the “Retention Agreement”). This letter constitutes Client’s Irrevocable Letter of Instruction to Law Firm as set forth in the Purchase Agreement, the Waterfall Distribution Agreement, and the Retention Agreement. This Letter of Instruction is irrevocable, and may not be amended, altered, or revoked without Buyer’s prior written consent. This Letter of Instruction shall be governed and construed exclusively by New York law, without regard to choice-of-law or conflict-of-law principles.

Client hereby instructs the Law Firm that all Proceeds shall be paid or wire transferred into the Law Firm’s trust account.  Until such time as Buyer has been paid in full as set forth in the Purchase Agreement, Client instructs the Law Firm to directly pay Buyer its Investment Return in accordance with the Waterfall Agreement and Retention Agreement. For the avoidance of doubt, this Letter of Instruction constitutes a binding contract of which Buyer is a third-party beneficiary.

Client further instructs the Law Firm to send all requests for MR Licensing Patent Enforcement Purchase Price Payments to Client and Buyer. Buyer will accept requests for MR Licensing Patent Enforcement Purchase Price Payments directly from, and will pay the Law Firm Payments directly to, the Law Firm in accordance with the payment instructions provided by the Law Firm on Schedule I hereto. Client appoints Buyer as a designee to audit MR Licensing Patent Enforcement Purchase Price Payments in accordance with the Retention Agreement.

Please confirm your agreement to the terms herein by countersigning below.

Very truly yours,

QUEST PATENT RESEARCH CORPORATION

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	CEO
Date:
Address:	411 Theodore Fremd Ave.
Suite 206S
Rye, NY 10580
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

MR LICENSING LLC

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	CEO
Date:
Address:	313 S. Washington Ave.
Marshall, TX 75670]
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

ACKNOWLEDGED AND AGREED:

Fabricant LLP

By:	/s/ Alfred R. Fabricant
Name:	Alfred R. Fabricant
Title:	Managing Partner

SCHEDULE I TO IRREVOCABLE LETTER OF INSTRUCTION

FABRICANT LLP Wire Instructions

BANK NAME:

BANK ADDRESS:

ACCOUNT NAME:

ABA ROUTING NUMBER:

ACCOUNT NUMBER:

WIRE REFERENCE:

CONTACT INFORMATION AT FIRM RECEIVING WIRES FOR PAYMENT NOTIFICATIONS:

NAME:

POSITION:

TELEPHONE NUMBER:

EMAIL:

EXHIBIT E TO PURCHASE AGREEMENT

WATERFALL AGREEMENT

WATERFALL AGREEMENT

This Waterfall Agreement (the “Waterfall Agreement”) is made by and among Quest Patent Research Corporation, a Delaware corporation (“Quest”), MR Licensing LLC, a Texas limited liability company (“MR Licensing,” and, together with Quest collectively, “Seller, each one a “Seller Entity”), jointly and severally, QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC, Delaware limited liability companies (each, a “Buyer Entity,” and collectively, “Buyer”) and Fabricant LLP (the “Law Firm”) (each, a “Party,” and collectively, the “Parties”). This Waterfall Agreement is effective as of April 11, 2025 (the “Effective Date”). Terms used herein but not otherwise defined shall be defined on Schedule I hereto or as set forth in the Investment Documents and Retention Agreement (as defined below) annexed hereto and incorporated herein.

WHEREAS, pursuant to the Investment Documents and Retention Agreement, the Parties have agreed that Proceeds shall be received, allocated, and distributed pursuant hereto;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:

1.	Incorporation of Recital, Investment Documents, and Retention Agreement. The recital set forth above, the Investment Documents, and the Retention Agreement are hereby incorporated into the terms of this Waterfall Agreement.

2.	Manner of Collecting, Retaining, and Distributing Proceeds.

a.	The Letter of Instruction. Pursuant to the Investment Documents and Retention Agreement, Seller has delivered an Irrevocable Letter of Instruction to the Law Firm (the “Letter of Instruction”). The Letter of Instruction shall be binding upon the Law Firm, and may not be changed or revoked without Buyer’s express written consent. Pursuant to the Letter of Instruction, inter alia, all Proceeds shall be made payable to the Law Firm’s trust account, which shall be maintained in conformity with applicable laws (the “Trust Account”). For the avoidance of doubt, this Letter of Instruction constitutes a binding contract of which Buyer is a third-party beneficiary.

b.	Procedure Upon Receipt of Proceeds. The following procedures set forth in this Section 2.B shall apply whether Proceeds are received as a lump sum or a series of payments.

i.	Within five (5) business days from the date of deposit of Proceeds into the Trust Account (or the date of receipt by any Party, any Party’s affiliate, or holders of equity interests in Seller (“Seller’s Owners”)), the Law Firm shall inform Buyer of the amount deposited, and request that Buyer provide the total value of any Direct Buyer Costs that Buyer has incurred to date, which are recoverable under the Investment Documents and have not already been reimbursed from Proceeds and the Allocable Percentages of each of the Buyer Entities.

ii.	Within three (3) business days from the Law Firm’s request pursuant to Section 2.B.i, above, Buyer shall provide such information regarding Direct Buyer Costs, without prejudice to seeking recovery of additional Direct Buyer Costs in connection with a subsequent distribution, and the Allocable Percentages of each of the Buyer Entities.

iii.	Within three (3) business days of receiving information regarding Direct Buyer costs pursuant to Section 2.B.(ii), above, the Law Firm shall simultaneously provide Buyer and Seller with a written report (a “Distribution Report”) setting forth the calculation of the distributions pursuant to Section 3 of this Waterfall Agreement in reasonable detail to enable the verification of the Distribution Report and specifically providing proposed distributions to each of Buyer, Seller and the Law Firm. The Distribution Report shall be created in the native file of the Form of Distribution Report, which Buyer has provided in electronic form. For the avoidance of doubt, no other form of Distribution Report may serve as a Distribution Report under this Waterfall Agreement. To the extent that the Law Firm does not provide a Distribution Report within three (3) business days of receiving information regarding Direct Buyer Costs and Allocable Percentages pursuant to Section 2.B.ii, above, Buyer shall supply a Distribution Report to the Law Firm and Seller.

iv.	The Parties receiving a Distribution Report shall each have five business days from receipt of the Distribution Report to object to such Distribution Report in writing (a “Distribution Report Objection”). A Distribution Report Objection must be submitted to all Parties. Any Distribution Report Objection must identify the disputed funds, specifically identify the basis for the objection as to each category of disputed funds, and set forth, in the native file of Exhibit 1 hereto, a proposed distribution of funds as to which the objecting Party does not object, specifically identifying the proposed distribution amounts to Buyer, Seller, and the Law Firm. Any objection not made in compliance with this paragraph shall be waived.

v.	In the event a Distribution Report Objection is lodged, the Law Firm shall maintain all funds, whether subject to the Distribution Report Objection or not, in the Trust Account pending resolution of the Distribution Report Objection, whether resolution is by mutual written agreement of the Parties or via the dispute resolution provisions set forth in this Retention Agreement and in the Investment Documents; provided, however, that in the event Seller, the Law Firm and Buyer agree that any amounts are owed to Buyer, such amounts shall be distributed to Buyer.

3.	Allocation, and Distribution of Proceeds. Proceeds received by any of the Parties, whether as a single sum or series of payments, and whether during the pendency or after the conclusion of the Litigation, shall be allocated and distributed as follows:

a.	First: 100% of Net Proceeds shall be distributed to the Buyer Entities, in accordance with their Allocable Percentages, until the Buyer Entities have collectively received an amount under this Section 3.a. equal to [***];

b.	Second: 90% of Net Proceeds shall be distributed to the Buyer Entities, in accordance with their Allocable Percentages, and 10% of Net Proceeds to Seller until the Buyer Entities have collectively received an amount under this Section 3.b equal to [***];

c.	Third: 90% of Net Proceeds shall be distributed to the Buyer Entities, in accordance with their Allocable Percentages, and 10% of Net Proceeds to Seller until the Buyer Entities have collectively received an amount under this Section 3.c equal to [***]; plus

d.	Fourth: 100% of Net Proceeds shall be distributed to the Buyer Entities, in accordance with their Allocable Percentages, until the Buyer Entities have collectively received an additional amount under this Section 3.d equal to [***]; and

e.	Fifth: the Net Proceeds remaining after the distributions set forth in Sections 3.a through 3.d. shall be distributed as follows: [***]% to the Law Firm and [***]% to Seller.

Seller shall be responsible for paying any amounts owed to Monterey Research LLC, a Delaware Corporation (“Monterey”) under the Patent Assignment Agreement between MR Licensing and Monterey from the portion of Net Proceeds distributable to Seller under this Section 3.

Unless otherwise expressly set forth above, if Proceeds are insufficient to pay in full the amounts due pursuant to earlier clauses, the remaining amounts due under such earlier clauses shall carry over to later distributions of Proceeds until such amounts are paid in full.

The Law Firm consents to the allocation and distribution of Proceeds notwithstanding the existence of any statutory or common law liens (e.g., charging liens)..

4. Governing Law, Arbitration, and Jurisdiction.

a.	Governing Law. This Waterfall Agreement and the other Investment Documents and all related claims (whether styled as or sounding in tort, contract, or any other legal theory arising from, in connection with, or relating to any Investment Document) shall be governed exclusively by New York law without regard to choice-of-law or conflict-of-law principles.

b.	Arbitrable Claims. Any and all disputes, claims, or controversies between or among the Parties, or any Affiliate or agent thereof, including, without limitation, all actions, disputes, claims, and controversies under common law, statutory law, rules of professional ethics, or in equity of any type or nature whatsoever, whether arising before or after the Effective Date, and including, for the avoidance of doubt, any matter arising from, relating to, or in connection with (a) the Investment Documents or any amendments and addenda thereto, or the breach, invalidity, or termination thereof; (b) any previous or subsequent agreement between Buyer and Seller, or any Affiliates thereof, related to the subject matter hereof; (c) any act or omission committed by Buyer or any Affiliate thereof with respect to the Investment Documents, or by any member, employee, agent, or lawyer of Buyer or any Affiliate thereof, whether or not arising within the scope and course of employment or other contractual representation of Buyer; or (d) any act or omission committed by Seller or any Affiliate thereof with respect to the Investment Documents, or by any member, employee, agent, or lawyer of Seller or any Affiliate thereof, whether or not arising within the scope and course of employment or other contractual representation of Seller (collectively, the “Disputes”), shall be settled by confidential binding arbitration. The Parties intend that this agreement to arbitrate shall be construed as broadly as possible. The Parties agree that the arbitral panel shall have exclusive jurisdiction, to the exclusion of any court (expect as specifically provided herein) to decide all Disputes.

c.	Pre-arbitration Settlement Conference. Before arbitration may be commenced, there shall be a good faith settlement discussion conducted telephonically, or at a mutually acceptable time and place, directly between at least one principal for each Party with settlement authority (the “Settlement Discussion”). All offers, promises, conduct and statements, whether oral or written, made in the course of the discussions provided for in this section shall be confidential, privileged, and inadmissible for any purpose, including impeachment, in arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation. All applicable statutes of limitation and defenses based on the passage of time shall be tolled while the procedures specified in this section are pending and for 14 days thereafter. The Parties will take such action, if any, required to effectuate such tolling. To the extent a Party declines to participate in a Settlement Discussion, this provision shall not bar the other Party from initiating arbitration. Notwithstanding anything to the contrary contained herein, the Party that did not participate in the Settlement Discussion shall pay the other Party’s costs and expenses, including attorneys’ fees, incurred in connection with the subsequent arbitration, regardless of which Party prevails in the arbitration or any other ruling or award issued in the arbitration.

d.	Arbitration Procedure. The arbitration shall be administered by JAMS in the JAMS office located in New York, New York and the seat of the arbitration shall be New York, New York. All Disputes shall be submitted to a single arbitrator. To the extent the Parties cannot agree on a single arbitrator within seven days of the filing of a demand for arbitration, JAMS shall appoint one. The arbitrator must agree to the follow procedures and deadlines before accepting appointment. Disputes with an amount in controversy of less than $10,000,000 shall be resolved exclusively as follows: (a) the Parties will not conduct any discovery, including, without limitation, any document discovery or depositions; (b) 14 days from the arbitrator’s appointment, the Parties will simultaneously exchange opening briefs, limited to 14,000 words, setting forth their respective positions and specifying the relief sought, and, 14 days after service of opening briefs, will submit answering briefs, limited to 7,000 words, responding to the other Party’s brief; (c) the arbitrator may, at its discretion, request supplemental briefing on any issue, but may not hold an evidentiary hearing; and (d) the arbitrator will issue a non-reasoned final arbitration award within 30 days of receiving answering or supplemental briefs, if such briefs requested. Failure to meet any of the foregoing deadlines will not render the award invalid, unenforceable, or subject to being vacated. The arbitrator, however, may impose appropriate sanctions and draw appropriate adverse inferences against the Party primarily responsible for the failure to meet any such deadlines. Disputes with an amount in controversy of $10,000,000 or greater shall be resolved pursuant to the JAMS Comprehensive Arbitration Rules and Procedures. For all arbitrations: (i) the arbitrator shall have exclusive jurisdiction and authority to determine all threshold and gateway issues of arbitrability and jurisdiction; (ii) the arbitrator shall strictly enforce the parol evidence rule, and shall not have discretion to consider extrinsic evidence concerning the construction or enforcement of unambiguous contractual provisions; (iii) Seller shall be deemed to have waived any objection to the production of privileged or work-product-protected information relating to an underlying litigation or a Patent in the arbitration; (iv) upon appointment, the arbitrator will issue an order requiring all proceedings and any document or information obtained or used in the proceeding to remain confidential, and the Parties shall maintain the confidential nature of the arbitration, including the hearing and the award; and (v) any final arbitration award shall be non-reasoned.

e.	Damages and Costs. The arbitrator shall be entitled to award damages to the prevailing party, including damages for lost profits and interest as allowed under New York law. If requested, the arbitrator shall award pre-judgment interest at the then-prevailing New York statutory rate. In addition, to the extent any claimant or respondent in the arbitration fails to timely pay a JAMS fee or cost, the other party to the arbitration may pay the fee or cost without needing to seek consent from the non-paying party. In such cases, the arbitrator shall, regardless of any other ruling in the arbitration, direct the non-paying party to reimburse the paying party an amount equal to the fee or cost paid plus 16% per annum, calculated from the date on which the payment is made to the date on which the reimbursement is received by the paying party.

f.	Default. If a Party against whom an award for affirmative relief is sought has failed to respond to or otherwise defend, and that failure is shown by affidavit or otherwise, the arbitrator shall enter the Party’s default. The Parties specifically agree that the arbitrator may render an award solely on the basis of the default or absence of a Party. If the Party’s claim is for a sum certain or a sum that can be made certain by computation, the arbitrator shall, on the Party’s request, with an affidavit showing the amount due, enter an award for that amount plus costs and expenses (including attorneys’ fees) incurred in connection therewith against the Party who has been defaulted for not appearing. If the claim is not for a sum certain or a sum that can be made certain by computation, the arbitrator may conduct hearings or make referrals when, to enter or effectuate the award, it needs to conduct an accounting, determine the amount of damages, establish the truth of any allegation by evidence, or investigate any other matter.

g.	Prejudgment and Provisional Remedies. Either Party may commence judicial proceedings only for the purpose(s) of: (i) enforcement of the arbitration provisions; (ii) obtaining appointment of an arbitrator; (iii) preserving the status quo of the Parties pending arbitration as contemplated herein, including by preventing the disbursement by any Person of disputed funds by means of injunctive relief (the appropriateness of which is hereby acknowledged by the Parties); (iv) otherwise preserving and protecting the rights of either Party pending the outcome of the arbitration; (v) seeking injunctive relief for breach of the confidentiality provisions contained herein; and (vi) seeking to have judgment entered on the arbitration award. Any such action or remedy will not waive a Party’s right to compel arbitration of any Dispute. In any action for prejudgment or provisional relief, any court in which such relief is sought shall determine the availability of such relief without regard to any defenses that may be asserted by the other Party, and any such defenses shall be referred to the exclusive jurisdiction of the arbitrator as provided herein. The Parties further agree that a court shall not defer or delay granting prejudgment or provisional relief while any such arbitration takes place. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE. For any action or proceeding before a court, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of any state or federal court located within New York County, New York, and agree that all such actions shall be litigated in such courts, waiving any defense to litigating in such forums, including forum non conveniens. THE PARTIES ACKNOWLEDGE AND ADMIT THAT THE TRANSACTIONS CONTEMPLATED BY THE INVESTMENT DOCUMENTS DO NOT SUBJECT ANY PARTY TO PERSONAL JURISDICTION IN ANY STATE OTHER THAN NEW YORK. Any action before any court shall be governed exclusively by New York substantive and procedural law. THE PARTIES WAIVE ANY AND ALL CLAIMS AND ARGUMENTS THAT THE LAWS OR PUBLIC POLICIES OF ANY STATE OTHER THAN NEW YORK SHALL APPLY TO ANY ASPECT OF ANY DISPUTE. The Parties acknowledge and agree that any Dispute would inevitably involve highly confidential issues of a commercially sensitive nature that, if released, would cause irreparable harm. Accordingly, to the extent any Party commences any action or proceeding in court, such Party is required to make filings under seal, unless and until ordered by a Court to make filings publicly. In addition, if either Party brings any other action for judicial relief other than those precisely described in this Section 4, the Party bringing such action will be liable for and shall immediately pay all of the other Party’s costs and expenses (including attorneys’ fees) incurred in connection with such an action, without prejudice to the potential payment of judicial or arbitrable sanctions. A breach of the arbitration provision outlined in this Section 4 shall also be a breach of the duty of confidentiality set forth in Section 10 of the Purchase Agreement.

h.	Third Party Beneficiaries. The Parties recognize that each other’s agents and Affiliates are express third-party beneficiaries of the provisions set forth in this Section4, and such agents and Affiliates may enforce this provision to arbitrate to the fullest extent. For the avoidance of doubt (and without prejudice to Seller’s waiver of claims against Buyer’s Affiliates as set forth in Section 4 of the Purchase Agreement), any Dispute involving any agent or Affiliate of either Party, including, without limitation, [***], shall exclusively be adjudicated pursuant to the binding arbitration provisions set forth in this Section 4.

i.	Enforcement. An arbitration award rendered under this Section 4 shall not be subject to appeal and shall be enforceable in any and all jurisdiction, including the State of New York. If Seller brings or appeals an action to vacate or modify an arbitration award and it does not prevail, it will pay all costs and expenses (including attorneys’ fees) incurred by Buyer in defending such action.

j.	Severability. In the event any provision of this Section 4 is deemed to be unenforceable or contrary to public policy, such provision shall be severable, and the remainder of the provisions set forth in this Section 4 shall remain in effect and enforceable to the greatest possible extent. The Parties further agree that to the extent any provision in this Section 4 is severed, the Parties will apply the closest analogous provision of the expedited procedures set forth in the JAMS Streamlined Arbitration Rules and Procedures.

5.	Confidentiality. Section 10 of the Purchase Agreement is hereby repeated and incorporated herein, mutatis mutandis.

6.	Interpretation. In the event of any conflict between this Waterfall Agreement and any document incorporated herein, this Waterfall Agreement shall control.

7.	Obligations of Buyer Entities. The obligations of each of the Buyer Entities under this Purchase Agreement are several and not joint. Each Buyer Entity shall be liable for its “Allocable Percentage” of the obligations of Buyer and shall be entitled to its Allocable Percentage of all amounts payable to Buyer hereunder. The Buyer Entities may from time to time reallocate their Allocable Percentages without consent of Seller, provided that the Allocable Percentages do not exceed 100% in total. The Buyer Entities shall notify the Law Firm of their Allocable Percentages in accordance with Section 2.b.ii.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Waterfall Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

QUEST PATENT RESEARCH CORPORATION		QPRC CORPORATE FINANCE ALPHA LLC

By:	/s/ Jon C. Scahill	By:
Name:	Jon C. Scahill	Name:	[***]
Title:	CEO	Title:	[***]
Date:		Date:
Address:	411 Theodore Fremd Ave.	Address:	[***]
	Suite 206S	Email:	[***]
	Rye, NY 10580	Phone:	[***]
Attn:	Jon Scahill
Email:	jscahill@qprc.com	QPRC CORPORATE FINANCE BRAVO LLC
Phone:	(888) 743-7577
By:
MR LICENSING LLC		Name:	[***]
		Title:	[***]
By:	/s/ Jon C. Scahill	Date:
Name:	Jon C. Scahill	Address:	[***]
Title:	CEO	Email:	[***]
Date:		Phone:	[***]
Address:	313 S. Washington Ave.
Marshall, TX 75670
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

FABRICANT LLP

By:	/s/ Alfred R. Fabricant
Name:	Alfred R. Fabricant
Title:	Managing Partner
Date:
Address:
Attn:	Alfred Fabricant
Email:	ffabricant@fabricantllp.com
Phone:	212-257-5795

SCHEDULE I TO WATERFALL AGREEMENT

DEFINITIONS

“Retention Agreement” shall mean the retention agreement dated April 11, 2025 between MR Licensing LLC and the Law Firm.

EXHIBIT F TO PURCHASE AGREEMENT

PATENT ASSIGNMENT AGREEMENT BETWEEN MR LICENSING LLC AND MONTEREY RESEARCH LLC

EXHIBIT G TO PURCHASE AGREEMENT

RETENTION AGREEMENTS

EXHIBIT H TO PURCHASE AGREEMENT

FORM OF INVOICE

Quest Patent Research Corporation /MR Licensing LLC	PURCHASE PRICE PAYMENT REQUEST REQUEST # 2025-01 Date: Date
TO: QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC [***]

Reference is made to that certain Prepaid Forward Purchase Agreement by and among Quest Patent Research Corporation, a Delaware corporation (“Quest”), MR Licensing LLC, a Texas limited liability company (“MR Licensing,” and, together with Quest collectively, “Seller, each one a “Seller Entity”), jointly and severally on the one hand, and QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC, Delaware limited liability companies (each, a “Buyer Entity,” and collectively, “Buyer”), on the other dated effective April 11, 2025. Seller hereby requests that the Buyer Entities each make their Allocable Percentage of following Purchase Price Payments:

[ ]	$0.00
[ ]	$0.00

Grand Total: $0.00

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